Exhibit 99.2

3Q17 Earnings October 25, 2017 Presentation Presented by: Anthony G. Petrello Chairman, President, & Chief Executive Officer William J. Restrepo Chief Financial Officer

Forward-Looking Statements We often discuss expectations regarding our future markets, demand for our products and services, and our performance in our annual, quarterly, and current reports, press releases, and other written and oral statements. Such statements, including statements in this document that relate to matters that are not historical facts, are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These “forward-looking statements” are based on our analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors should recognize that events and actual results could turn out to be significantly different from our expectations. Factors to consider when evaluating these forward-looking statements include, but are not limited to: • • • • • fluctuations and volatility in worldwide prices of and demand for natural gas and oil; fluctuations in levels of natural gas and oil exploration and development activities; fluctuations in the demand for our services; competitive and technological changes and other developments in the oil and gas and oilfield services industries; our ability to complete, and realize the expected benefits of, strategic transactions, including our announced joint venture in Saudi Arabia and the transaction with Tesco Corporation; the existence of operating risks inherent in the oil and gas and oilfield services industries; the possibility of changes in tax laws and other laws and regulations; the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business; and general economic conditions, including the capital and credit markets. • • • • Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, sustained lower oil or natural gas prices that have a material impact on exploration, development or production activities could also materially affect our financial position, results of operations and cash flows. The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. For a discussion of these factors and other risks and uncertainties, please refer to our filings with the Securities and Exchange Commission ("SEC"), including those contained in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the SEC's website at www.sec.gov. 2

Non-GAAP Financial Measures This presentation refers to certain “non-GAAP” financial measures, such as adjusted EBITDA, adjusted operating income (loss) and net debt. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes and net debt to total debt, which are their nearest comparable GAAP financial measures, is provided in the Appendix at the end of this presentation. 3

Recent Company Highlights • Signed an agreement in August to acquire all the issued and outstanding common shares of Tesco Corporation in an all-stock transaction Acquired Robotic Drilling Systems AS ("RDS") in September, a provider of automated tubular and tool handling equipment for the onshore and offshore drilling markets (renamed as Canrig Robotics Technologies) Nabors first PACE®-X rig Quad design commercial working during the quarter and the second Quad unit is preparing to commence operations Averaged 101.7 rigs in Lower 48 versus 95.0 rigs in 2Q17 • • • Currently operating 99 rigs in the Lower 48 with the PACE®-X and PACE®-M800 rigs fully utilized Increased Nabors Drilling Solutions Adjusted EBITDA by 28% • • Successfully drilled 5 horizontal field test wells using our automated directional drilling proprietary technology ROCKit® AutoPilot control system Nabors rigs with 3 or more NDS services increased from 76% to 83% quarter over quarter in the Lower 48 • • 4

Financial Overview '1111NABORS 5

Financial Summary ($000 except EPS) 3Q16 4Q16 1Q17 2Q17 3Q17 $538,948 $562,550 $631,355 $662,103 Operating Revenues $519,729 Adjusted EBITDA 148,739 146,021 99,740 138,796 142,870 Adjusted Operating Income (Loss) (71,974) (70,166) (103,932) (69,294) (74,205) GAAP Diluted EPS(1) (1.17)(2) (0.35) (0.52) (0.41) (0.42) (1) Diluted Earnings (Losses) Per Share from continuing operations (2) Includes impairments of $0.87 per share related to the impairment of certain assets and other charges 6

Debt and Liquidity As of September 30, 2017 Liquidity (at September 30, 2017) • Cash & Available Capacity: $1,982 1. Capitalization defined as Net Debt plus Shareholders’ Equity 2. Coverage defined as TTM Adjusted EBITDA / TTM Interest Expense 3. Leverage defined as Net Debt / TTM Adjusted EBITDA Note: Subtotals may not foot due to rounding 7 High 3/31/12 4Q162Q173Q17 12/31/166/30/179/30/17 Change 3Q17 from 2Q17 ($MM's) Total Debt Cash and ST Investments Net Debt Shareholders’ Equity Net Debt to Capitalization(1) Coverage(2) Leverage(3) $4,750 494 $3,579$3,740$3,959 295232220 $218 (12) $4,256 5,811 42% 7.8x 2.2x $3,283$3,508$3,738 3,2473,0492,901 50%54%56% 3.4x2.6x2.5x 5.3x6.6x7.1x $230 (148) 3% (0.1x) 0.5x

Drilling and Rig Services '1111NABORS 8

3Q17 Rig Utilization & Availability Rigs Working Utilization (1) As of September 30th, 2017 Note: Subtotals may not foot due to rounding 9 U.S. Lower 48 AC > 1500HP ACOthers SCR Rigs Rig Fleet(1) 3Q17 AverageAverage 111 73 24 8678% 1217% 313% U.S. Lower 48 Total U.S. Offshore Alaska Canada International 208 17 16 47 160 10249% 315% 319% 1429% 9157% Subtotal Pace®-R Rig Construction Pace®-M1000 Rig Construction 448 1 4 21247% Total Fleet 453

Lower 48 Rig Utilization by Type As of September 30, 2017 Rigs 10 Walking Skidding Pad Capable Not Pad Capable Total Active Total Util. 61% 98% 100% 71% 67% 0% 13% 8% 0% Active Total Util. 35% 0% 0% 0% 100% 33% 38% 0% 60% Active Total Total 58% 98% 100% 71% 73% 20% 18% 6% 38% Active Total Util. 21% 0% 0% 100% 0% 25% 17% 0% 0% Active Total Util. 52% 98% 100% 72% 73% 22% 18% 6% 13% AC 83136 720 90156 628 96184 PACE X PACE M800 PACE B PACE S PACE F PACE M550 Other AC Rigs 4647 66 2028 69 04 430 112 00 00 00 22 26 38 04 4647 66 2028 811 210 738 116 00 00 11 00 28 318 01 4647 66 2129 811 418 1056 117 Legacy 03 35 38 016 324 Total 83139 60% 1025 40% 93164 57% 644 14% 99208 48%

Nabors Working Rigs As of September 30, 2017 11 Total = 209 Mexico1 PNG1 Italy1 Russia0 Algeria4 Kuwait3 Ecuador2 India2 Colombia8 Venezuela5 Oman4 Kazakhstan4 US105 Saudi Arabia41 Argentina15 Canada13

Tesco Corporation Acquisition Leveraging Nabors as the Performance Driller of Choice Top Performance Driller of Choice Top Equipment Manufacturer & Tubular Running Services Accelerates Technology Integration & Automation Global Player In Tubular Running Services Fit-For-Purpose Products and Services to Major Oil & Gas Global Markets 12

RDS Acquisition Advanced Robotics Technology for Automation Enhancement • • • • RDS will bring game-changing robotic capabilities to Canrig and Nabors’ rigs Key existing relationships with offshore drillers provide ready sales pipeline Technology will improve operational efficiency and significantly enhance safety Strong management 5 team with deep experience in both drilling and robotics 1 Drill Floor Robot 13 Full System Integrated Control System 3Multi Size Elevator2 Robotic Pipe 4Robotic Iron Roughneck Handler

PACE®-M1000 - The SMARTRigTM Setting the New Gold Standard for Shale Drilling 1• Pad Optimal Capability With Automated Walking System 2• Side-SaddleTM Configuration 4 3• Hydraulic Raised Mast & Substructure 4• Hook Load 1,000,000 lbs 6 5• Setback 900,000 lbs 6• Racking Capacity 30,000ft of 5-7/8” Drill Pipe 7• RigtelligentTM - Integrated Operating System 3 5 7 8 NDS-ReadyTM 8• 2 1 14

PACE®-X Quad Drilling Design Unique Design to Handle Stands of Four Drill Pipes vs. Three Decreases number of connections by 33% • Extends duration where block can travel at full speed • Example for a 3-well pad for customer: – 900+ less connections – 43~ hours saved Allows for running double joints of casing and offline casing racking • • Derrickman replaced by automated equipment • 800k lbs Hookload & 750k lbs. Setback, 30,000 Feet of 5-7/8” drill pipe • PACE®-X800 Quads Rig in the Crosby Yard during a rig show 15

Appendix '1111NABORS 16

Rig Margins & Activity Working (1) Margin = gross margin per rig per day for the period. Gross margin is computed by subtracting direct costs from operating revenues for the period. 17 Drilling 4Q16 1Q17 2Q17 3Q17 Margin(1) Avg. Rigs Working Margin(1) Avg. Rigs Working Margin(1) Avg. Rigs Working Margin(1) Avg. Rigs U.S. Drilling Canada International $8,46472.1 3,35213.3 16,95391.9 $4,48488.8 3,98522.0 15,43489.8 $5,071100.6 5,13612.4 17,78892.7 $5,296107.2 3,49713.5 18,23391.3

Reconciliation of Adjusted EBITDA to Income (Loss) from Cont. Operations Before Income Taxes



Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted operating income (loss) is computed similarly, but also subtracts depreciation and amortization expenses from operating revenues. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company's ongoing profitability and performance. In addition, securities analysts and investors use these measures as some of the metrics on which they analyze the Company's performance. Other companies in this industry may compute these measures differently. A reconciliation of adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes which is the nearest comparable GAAP financial measure, is provided in the table below.

	Three Months Ended				
	September 30,	**December 31,**	**March 31,**	**June 30,**	**September 30,**
(In Thousands)	**2016**	**2016**	**2017**	**2017**	**2017**
Adjusted EBITDA	$148,739	$146,021	$99,740	$138,796	$142,870
Depreciation and Amortization	(220,713)	(216,187)	(203,672)	(208,090)	(217,075)
Adjusted Operating Income (loss)	(71,974)	(70,166)	(103,932)	(69,294)	(74,205)
Earnings (losses) from unconsolidated affiliates	2	4	2	0	4
Investment Income (loss)	310	260	721	(886)	373
Interest Expense	(46,836)	(47,557)	(56,518)	(54,688)	(54,607)
Other, net	(10,392)	(275,270)	(13,510)	(10,104)	(5,559)
Income (loss) from continuing operations before income taxes	**($128,890)**	**($392,729)**	**($173,237)**	**($134,972)**	**($133,994)**

18

NABORS

Reconciliation of Net Debt to Total Debt Net debt is computed by subtracting the sum of cash and short-term investments from total debt. This non-GAAP measure has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including net debt, because it believes that this financial measure accurately measures the Company’s liquidity. In addition, securities analysts and investors use this measure as one of the metrics on which they analyze the company’s performance. Other companies in this industry may compute this measure differently. which is the nearest comparable GAAP financial measure, is provided in the table below. A reconciliation of net debt to total debt, 2012 2016 2017 2017 19 $4,256,139$3,283,430$3,508,329$3,738,485 Net Debt $354,022$264,093$196,567$190,556 139,95031,10935,47629,770 Cash & Cash Equivalents ST Investments March 31,December 31,June 30,September 30, $4,474,495$3,578,335$3,740,248$3,958,615 275,616297124196 $4,750,111$3,578,632$3,740,372$3,958,811 (In Thousands) Long-Term Debt Current Debt Total Debt